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      As filed with the Securities and Exchange Commission on September 21, 2006
                                               Registration Number: 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           IRON STAR DEVELOPMENT, INC.
                           ---------------------------
               (Exact name of Registrant as specified in Charter)

                 Utah                                87-0427336
        ------------------------            -----------------------------
        (State of Incorporation)            (I.R.S. Employer I.D. Number)

                41-40 Union Street, Suite 6J, Flushing, NY 11355
                ------------------------------------------------
                    (Address of Principal Executive Offices)

                        2006 STOCK AND STOCK OPTION PLAN
                        --------------------------------
                              (Full Title of Plan)

                                    Ming Liu
                           Iron Star Development, Inc.
                          41-40 Union Street, Suite 6J
                               Flushing, NY 11355
                                 (718) 359-2682
                                 --------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                               ROBERT BRANTL, ESQ.
                                52 Mulligan Lane
                               Irvington, NY 10533
                                 (914) 683-3026

                         CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
Title of                             Maximum       Maximum
Securities                           Offering      Aggregate
to be                Amount to       Price per     Offering         Amount of
Registered         be Registered(1)  Share (2)     Price (2)    Registration Fee
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Common Stock,      10,000 shares     $1,000.70    $10,007,000       $1,070.75
$.001 par value
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(1)    This Registration Statement also covers an indeterminable number of additional shares that may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Plan.
(2) The price stated is estimated solely for purposes of calculation of the registration fee and is the product resulting from multiplying 10,000 shares by $1,000.70, the average of the high bid and low asked price for the Common Stock reported on the OTC Bulletin Board as of September 20, 2006.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         Iron Star Development Corporation is incorporating by reference the following documents previously filed with the Securities and Exchange
Commission:

         (a) Iron Star Development's Current Report on Form 8-K dated June 29, 2006;

         (b) Iron Star Development's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006;

         (c) Iron Star Development's Current Report on Form 8-K dated August 16, 2006; and

         (d) the description of Iron Star Development's Common Stock contained in Amendment No. 1 to its Registration Statement on Form 10SB (No. 000-51012) that was filed on December 15, 2004.

         Iron Star Development is also incorporating by reference all documents hereafter filed by Iron Star Development pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Robert Brantl, Esq., counsel to Iron Star Development, has passed upon the validity of the shares registered pursuant to this Registration Statement. Mr. Brantl holds no interest in the securities of Iron Star Development.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Articles of Incorporation of Iron Star Development, Inc. provide that Iron Star Development will indemnify its directors and officers to the fullest extent possible in accordance with applicable Utah law.

         Sections 902 and 907 of the Utah Revised Business Corporation Act authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation who is made a party to a proceeding because he is or was a director, officer, employee or agent of the corporation if his conduct was in good faith, he reasonably believed his conduct to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, and except that a corporation may not indemnify a person in connection with a proceeding in which the person is adjudged liable to the corporation or in connection with a proceeding in which the person is adjudged liable on the basis that he derived an improper personal benefit.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

4.1      2006 Stock and Stock Option Plan

5        Opinion of Robert Brantl, Esq.

23.1     Consent of Zhong Yi (Hong Kong) C.P.A. Company Limited

23.2     Consent of Robert Brantl, Esq. is contained in his opinion, filed as
         Exhibit 5.

Item 9.  Undertakings.
         ------------

         Iron Star Development hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Iron Star Development pursuant to the provisions of the Utah Revised Business Corporation Act or otherwise, Iron Star Development has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Iron Star Development of expenses incurred or paid by a director, officer or controlling person of Iron Star Development in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Iron Star Development will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, Iron Star Development Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harbin, Province of Heilongjiang, People's Republic of China on the 21st day of September, 2006.

                                         IRON STAR DEVELOPMENT, INC.

                                         By: /s/ Tian Ling
                                             Tian Ling, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 21, 2006.

/s/ Tian Ling
---------------------------
Tian Ling, Director,
Chief Executive Officer

/s/ Du Song
---------------------------
Du Song, Director,
Chief Financial and Accounting Officer

/s/ Xie Guihong
---------------------------
Xie Guihong, Director

/s/ Lao Chengxu
---------------------------
Lao Chengxu, Director


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